               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   FIRST BRANDS CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[Logo]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                            FIRST BRANDS CORPORATION

                                                              September 22, 1997

To the Stockholders of
FIRST BRANDS CORPORATION:

     The Annual Meeting of Stockholders of First Brands Corporation will be held at the Danbury Hilton Hotel, 18 Old Ridgebury Road, Danbury, Connecticut on Friday, October 24, 1997, commencing at 10:00 a.m., at which meeting only holders of the common stock of record at the close of business on September 2, 1997, and those holding proxies from such stockholders will be entitled to vote, for the following purposes:

          1. To elect four directors; and

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the Company's 1998 fiscal year; and

          3. To approve the First Brands Corporation 1998 Performance Stock Option and Incentive Plan; and

          4. To transact such other business, if any, as may properly come before the meeting.

     We hope that you will be able to attend our annual meeting in person. If you plan to do so, please return the enclosed ticket request and we will promptly send your ticket to you. Please bring your ticket with you to the meeting.

                                           FIRST BRANDS CORPORATION

                                                  JOSEPH B. FUREY
                                                     Joseph B. Furey
                                              Vice President, Secretary and
                                                       Controller

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. SHOULD YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                            FIRST BRANDS CORPORATION
                            83 WOOSTER HEIGHTS ROAD
                        DANBURY, CONNECTICUT 06813-1911
                           --------------------------
                                PROXY STATEMENT
                           --------------------------
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 24, 1997

     This proxy statement is furnished to the stockholders of First Brands Corporation ('First Brands' or the 'Company') in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held October 24, 1997, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed on or about September 24, 1997 to stockholders of record on September 2, 1997.

     Whether or not you expect to be personally present at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Secretary of the Company. All shares represented by a duly executed proxy in the accompanying form will be voted unless such proxy is revoked prior to the voting thereof.

     The close of business on September 2, 1997, has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 40,056,544 shares of First Brands Common Stock ('common stock'). The holders of the common stock will be entitled to one vote on each matter submitted to stockholders for each share of common stock held of record on the record date.

     The Company's Annual Report for the fiscal year ended June 30, 1997 accompanies this Proxy Statement. The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Morrow & Co. Inc. to assist in the solicitation of proxies at an estimated cost of $9,000. In addition, solicitation of proxies may be made by telephone or telegram by directors, officers or regular employees of the Company who will receive no extra compensation for such solicitation.

     A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting of Stockholders to constitute a quorum. The shares represented by a proxy which is timely returned and marked 'Abstain' as to any matter as well as broker non-votes will be considered present at the Annual Meeting of Stockholders and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered present and entitled to vote with respect to any proposal which is abstained from or to which the broker non-vote relates.

     Directors of the Company are elected by a plurality of the votes cast at the Annual Meeting of Stockholders if a quorum is present at such meeting. The ratification of the appointment of independent auditors and approval of the First Brands Corporation 1998 Performance Stock Option and Incentive Plan (the '1998 Incentive Plan') requires the approval of a majority of the votes cast at the Annual Meeting of Stockholders, assuming that a quorum is present.

                            I. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of membership, with terms expiring on different Annual Meeting dates. Three or four of the members of the Board of Directors are elected each year to serve as directors for a term of three years. Directors are elected for the terms specified and continue in office until their respective successors have been elected and have qualified.

     The following changes have occurred in the Board of Directors since the last Annual Meeting of Stockholders held on November 1, 1996. Mr. Dwight C. Minton, Chairman of Church & Dwight Co., Inc. (a consumer specialty products company), resigned effective June 6, 1997. Mr. John C. Ferries,

Executive Vice President of DMB&B, Inc. (an advertising agency) was unanimously elected by the Board of Directors effective June 6, 1997.

     The Board of Directors at its meeting held August 6, 1997, selected the following four nominees for election at the Annual Meeting of Stockholders each for three-year terms expiring on the date of the Annual Meeting of Stockholders in the year 2000 and until their successors are elected and qualified: James R. Maher, John C. Ferries, William V. Stephenson and Robert G. Tobin. Certain information with respect to the nominees for election as director and with respect to directors whose terms extend beyond the date of the Annual Meeting of Stockholders is set forth below.

     The Board of Directors recommends a vote FOR these nominees.

     Should any one or more of the nominees be unable or unwilling to serve (which is not expected) the proxies (except proxies marked to the contrary) may be voted for such other person or persons as the Board of Directors of the Company may recommend.

                 NOMINEES FOR ELECTION FOR TERM ENDING IN 2000



  [Photo]                          JOHN C. FERRIES, Age 59                     Director since 1997
                                   EXECUTIVE VICE PRESIDENT
                                   DMB&B, INC. (ADVERTISING AGENCY)
                                   DIRECTOR
                                   INTERNATIONAL ADVERTISING ASSOCIATION
                                     Committees: Audit and Pension
                                   Mr. Ferries has been Executive Vice President of DMB&B, Inc. since mid-1997, and was President of DMB&B Americas from 1993 to mid-1997. Prior to that Mr.
                                   Ferries served as President of DMB&B's Asia-Pacific/Africa Divisions from
                                   1991 to 1993. He is a member of the DMB&B, Inc. Board of Directors and
                                   Executive Committee.

  [Photo]                          JAMES R. MAHER, Age 47                          Director since 1988
                                   PRESIDENT AND CEO
                                   MAFCO CONSOLIDATED GROUP, INC. (DIVERSIFIED MANUFACTURER)
                                     Committees: Audit and Pension
                                   Mr. Maher has been President and Chief Executive Officer of MAFCO
                                   Consolidated Group, Inc. (diversified manufacturer) since July, 1995. Mr.
                                   Maher was Chairman of the Board of Laboratory Corporation of America (health services) from April, 1995 to April, 1996. He was President and Chief
                                   Executive Officer of Laboratory Corporation of America from December, 1992 to
                                   April, 1995.



  [Photo]                          WILLIAM V. STEPHENSON, Age 56          Director since 1992
                                   CHAIRMAN, PRESIDENT AND CEO
                                   FIRST BRANDS CORPORATION
                                     Committees: Executive and Nominating
                                   Mr. Stephenson became Chairman of the Board on January 1, 1997. He has been
                                   President and Chief Executive Officer of the Company since September 1, 1994.
                                   He was President and Chief Operating Officer from August, 1992 to September,
                                   1994.



  [Photo]                          ROBERT G. TOBIN, Age 59                    Director since 1991
                                   CHAIRMAN
                                   THE STOP & SHOP COMPANIES, INC. (RETAIL FOOD)
                                     Committees: *Pension and Compensation
                                   Mr. Tobin has been Chairman and Chief Executive Officer of The Stop & Shop
                                   Supermarket Companies, Inc. and The Stop & Shop Supermarket Company (retail food) since January, 1995. He was President and Chief Executive Officer of
                                   The Stop & Shop Supermarket Company from May, 1994 to January, 1995, and was
                                   President and Chief Operating Officer of The Stop & Shop Supermarket
                                   Companies, Inc. and The Stop & Shop Supermarket Company, a wholly-owned subsidiary, since 1993 and November, 1989, respectively.



                                   DIRECTORS CONTINUING IN OFFICE UNTIL 1999



  [Photo]                          ALFRED E. DUDLEY, Age 69                 Director since 1986
                                   Committees: *Executive and Nominating
                                   Mr. Dudley was Chairman and Chief Executive Officer of the Company from 1986 to January 1, 1997 and September 1, 1994, respectively.



  [Photo]                          JAMES R. MCMANUS, Age 63                 Director since 1986
                                   CHAIRMAN, CEO AND FOUNDER
                                   MARKETING CORPORATION OF AMERICA (MARKETING SERVICES)
                                   DIRECTOR, AU BON PAIN CO. INC.
                                     Committees: Compensation and Nominating
                                   Mr. McManus has been Chairman and CEO of Marketing Corporation of America
                                   (marketing consulting and marketing services), since 1971. On February 1,
                                   1994, Mr. McManus resigned as President and Chief Executive Officer of
                                   Business Express, Inc., a regional airline operating in the Northeastern
                                   United States. On January 22, 1996, a petition for Chapter IX Bankruptcy
                                   Protection was filed against Business Express, Inc. in Federal Court in
                                   Manchester, New Hampshire by Saab Aircraft of America and two of its
                                   operating subsidiaries.



  [Photo]                          THOMAS H. ROWLAND, Age 52             Director since 1996
                                   EXECUTIVE VICE PRESIDENT
                                   FIRST BRANDS CORPORATION
                                     Committees: Executive
                                   Mr. Rowland was elected Executive Vice President of the Company on August 11,
                                   1992, and simultaneously was appointed President of the Home Products
                                   Division. He is also President of Himolene, Inc., a wholly-owned subsidiary of the Company.



                                   DIRECTORS CONTINUING IN OFFICE UNTIL 1998

  [Photo]                          DENIS NEWMAN, Age 67                      Director since 1986
                                   MANAGING DIRECTOR
                                   MIDMARK ASSOCIATES, INC. (FINANCIAL SERVICES)
                                   DIRECTOR, CLEARVIEW CINEMA GROUP, INC.
                                     Committees: *Audit and Executive
                                   Mr. Newman has been Managing Director of MidMark Associates (financial services) since December 1989.

  [Photo]                          ERVIN R. SHAMES, Age 57                    Director since 1987
                                   CHAIRMAN
                                   SELECT COMFORT CORPORATION (MATTRESS MANUFACTURER AND RETAILER)
                                   VISITING LECTURER, UNIVERSITY OF VIRGINIA, DARDEN GRADUATE SCHOOL OF BUSINESS
                                     Committees: *Compensation and Nominating
                                   Mr. Shames has been Chairman of Select Comfort Corporation (mattress manufacturer and retailer) since April, 1996 and was appointed Visiting
                                   Lecturer at the University of Virginia's Darden Graduate School of Business
                                   in September, 1996. He was a private investor and consultant from January,
                                   1995 to April, 1996 and was President and Chief Executive Officer of Borden,
                                   Inc. (consumer products) from December, 1993 to January, 1995, and was
                                   President and Chief Operating Officer of Borden, Inc. from July, 1993 to
                                   December, 1993. Mr. Shames was Chairman and Chief Executive Officer of The
                                   Stride Rite Corporation (footwear manufacturer) from June, 1992 to July,
                                   1993.


------------

*  Denotes Committee Chairman

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth certain information concerning the beneficial ownership of common stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding common stock.

                                                                  AMOUNT AND NATURE OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP    PERCENT OF CLASS
---------------------------------------------------------------   --------------------    ----------------
Harris Associates LP
  2 North LaSalle Street
  Chicago, IL 60602............................................         7,308,798(a)            18.2%
GSB Investment Management
  301 Commerce Street
  Fort Worth, TX 76102.........................................         3,781,961(b)             9.4%
Ariel Capital Management,
  307 North Michigan Avenue,
  Chicago, IL 60601............................................         3,190,990(c)             8.0%

------------

 (a) Information concerning beneficial ownership by Harris Associates LP is based on a report on Form 13F filed with the Securities and Exchange Commission (the 'SEC') as of June 30, 1997. To the Company's knowledge, Harris & Associates LP has not filed a Schedule 13D or Schedule 13G with respect to their ownership of the Company's common stock.

 (b) Information concerning beneficial ownership by GSB Investment Management is based on a report on Form 13F filed with the SEC as of June 30, 1997. To the Company's knowledge, GSB Investment Management has not filed a Schedule 13D or Schedule 13G with respect to their ownership of the Company's common stock.

 (c) Information concerning beneficial ownership by Ariel Capital Management is based on their letter dated September 2, 1997 confirming ownership as of August 31, 1997. To the Company's knowledge, Ariel Capital Management has not filed a Schedule 13D or Schedule 13G with respect to their ownership of the Company's common stock.

                            ------------------------

     The following table sets forth certain information concerning the beneficial ownership of common stock as of September 2, 1997 by each Director, by each of the Executive Officers named in the 'Summary Compensation Table' and by all Directors and Executive Officers as a group:

                                                                  AMOUNT AND NATURE OF
                   NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(c)    PERCENT OF CLASS
--------------------------------------------------------------   -----------------------    ----------------

Alfred E. Dudley..............................................            442,000                  1.10
John C. Ferries...............................................              1,000                   .00
James R. Maher................................................              4,270                   .01
James R. McManus..............................................             10,000                   .02
Denis Newman..................................................             90,684                   .23
Ervin R. Shames...............................................             14,164                   .04
Robert G. Tobin...............................................              6,000                   .01
William V. Stephenson.........................................            383,325                   .96
Thomas H. Rowland.............................................            180,900                   .45
Donald A. DeSantis............................................            174,739                   .44
Patrick J. O'Brien............................................             99,361                   .25
Mark E. Haglund...............................................             91,890                   .23
All Directors and Executive Officers as a group...............          1,755,778                  4.38

------------

(c) Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed for purposes of this table, to be the beneficial owners of such securities. Each nominee, continuing director and officer has both sole voting power and sole investment power with respect the shares set forth in the table.



                                      (footnotes continued on next page)

(footnotes continued from previous page)

(d) No nominee or continuing director is the beneficial owner of more than 1.1% of the outstanding shares of common stock.

(e) Includes 196,000, 166,000, 112,000, 95,500, 86,250 and 964,750 shares which respectively William V. Stephenson, Thomas H. Rowland, Donald A. DeSantis, Patrick J. O'Brien and Mark E. Haglund and all Directors and Executive Officers as a group, have a right to acquire within 60 days of September 2, 1997 upon the exercise of stock options. The shares issuable upon exercise of options included herein were deemed to be outstanding for purposes of calculating the percentages of shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any officer, director or owner of more than 10% of the common stock who during the last fiscal year failed to file timely with the SEC a required report under Section 16(a) of the Securities Exchange Act of 1934 relating to beneficial ownership of common stock. Based solely on a review of information provided to the Company, all persons subject to the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934 filed the required reports on a timely basis for fiscal year 1997.

                       BOARD OF DIRECTORS AND COMMITTEES

     There were five regular and two telephonic meetings of the Board of Directors during fiscal 1997. All of the incumbent directors attended at least 88% of the total number of meetings of the Board and committees on which they served. Directors who are employees of the Company do not receive any compensation for service as directors. Mr. Dudley, who retired from the Company on September 1, 1994, received an annual fee of $300,000 as Chairman and for other consulting services through December 31, 1996. From January 1, 1997 through June 30, 1997 he was paid $112,500 for consulting services. Each other director is currently paid an annual retainer of $20,000 and fees of $1,000 for attendance at each Board or committee meeting not held in conjunction with a Board meeting. Board members are paid $500 for attendance at each telephonic meeting or committee meeting not held in conjunction with a Board meeting. Pursuant to a resolution adopted on September 6, 1991, Directors are also reimbursed for reasonable expenses involved in attending Board and committee meetings of the Company. In addition, under the Non-Employee Director Stock Option Plan adopted at the 1995 Annual Meeting, outside directors receive 2,000 non-qualified stock options on the first Friday following the Company's Annual Meeting of Stockholders. The options vest on the second anniversary of the grant and have an exercise price equal to the average of the high and low prices on the date of grant.

     The members of the Board of Directors are elected to various committees. The standing committees of the Board are: Audit Committee, Compensation Committee, and Executive Committee, Nominating Committee and Pension Committee.

     The functions of the Audit Committee are to recommend the firm of independent auditors to perform the annual audit; review and approve the scope of the independent and internal auditors' work; review the effectiveness of the Company's internal controls; review and approve the fees of the independent auditors and related matters. The Audit Committee met once in fiscal 1997. The members of the Audit Committee are Denis Newman, Chairman, and John C. Ferries and James R. Maher.

     The functions of the Compensation Committee are to review and approve the salaries of senior officers and managers of the Company; approve the amount authorized for the Annual Incentive Plan; approve awards under and administer the Company's Long-Term Incentive Plans; and review additional compensation arrangements. The Compensation Committee met twice in fiscal 1997. The members of the Compensation Committee are Ervin R. Shames, Chairman, James R. McManus and Robert G. Tobin.

     The function of the Executive Committee is to act for the Board between regular meetings to the extent permitted by the Delaware General Corporation Law on matters that need timely attention. The

Executive Committee met once in fiscal 1997. The members of the Executive Committee are Alfred E. Dudley, Chairman, Denis Newman, Thomas H. Rowland and William V. Stephenson.

     The functions of the Nominating Committee are to establish criteria for Board membership; search for and screen candidates to fill vacancies on the Board; recommend an appropriate slate of candidates for election each year; assess the overall performance of the Board; and consider issues regarding the composition, tenure and size of the Board. The Nominating Committee will consider nominations by stockholders. Recommendations should be sent to the Secretary at 83 Wooster Heights Road, Danbury, CT 06813 no later than May 7, 1998 with respect to the 1998 Annual Meeting of Stockholders and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement if nominated and will serve if elected. The Nominating Committee met twice in fiscal 1997. The members of the Nominating Committee are Alfred E. Dudley, James R. McManus, Ervin Shames and William V. Stephenson.

     The functions of the Pension Committee are to supervise the administration of the Company's pension and savings plans; review the levels of funding and allocation of funds invested in the plans; and review the performance of the investments and investment managers against goals. The Pension Committee met twice in fiscal 1997. The members of the Pension Committee are Robert G. Tobin, Chairman; John C. Ferries and James R. Maher.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board consists of three non-employee directors who make decisions pertaining to executive compensation and benefits. The Committee utilizes the services of an outside compensation consultant to assist in making objective decisions based on data from consumer products companies of similar size, some of which are in the peer group of companies included in the stock performance graph.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has three objectives:

          1. To provide compensation that rewards executives for meeting and exceeding internal performance goals and standards.

          2. To maintain a compensation program that attracts and retains high quality executives.

          3. To create a link between the interests of the Company's stockholders, the Company's financial performance and the total compensation opportunities for its executive officers.

     The executive compensation program consists of base salary, an annual cash incentive plan, long-term stock option incentive plans, a non-qualified deferred compensation plan, an executive life insurance plan, and qualified and non-qualified retirement plans.

     The Company maintains a benefit program that is competitive with other consumer products companies of similar size. The program includes qualified retirement, savings, and disability programs as well as medical, dental and business travel insurance programs.

     Base salaries are targeted slightly below the 50th percentile of competitive salaries for executives of consumer products companies of similar size. Salary ranges are established using published surveys and other external data. Variation in compensation between individuals is based on position value, experience level and performance against pre-established objectives. Individual increases are typically given at twelve to sixteen month intervals, and the amount is based on the individual's performance and place in the salary range. Prior to approving individual increases, the Compensation Committee reviews each senior executive's performance against previously established performance goals.

     The Annual Incentive Plan provides for an annual cash award based on attainment of operating income goals, and the awards are targeted at slightly above the 50th percentile for executives of consumer products companies of similar size. The plan triggers if a pre-approved threshold is achieved. Individual awards are determined by total corporate, business unit, and individual performance levels. The performance level of the business unit is measured on an unweighted basis by market share, and operating income. Individual performance goals are established for each senior executive at the commencement of each year. The Compensation Committee approves the total dollar pool available and the amount awarded to each senior executive participant. In respect of the named executives in the Summary Compensation Table, the Compensation Committee will also assess the Company's relative financial performance against peer group consumer products companies considering such measures as earnings per share growth, sales growth, improvement in return on equity and acquisition success.

     The Long Term Incentive Plans were established in 1989 and 1994. All option shares available under the 1989 Long Term Incentive Plan have been granted. The 1989 plan provides for non-qualified stock options, limited stock appreciation rights ('LSAR's') and restricted stock. LSAR's are exercisable only in change of control situations. The 1994 Performance Stock Option and Incentive Plan provides for stock options, LSAR's and restricted stock. Options may have an exercise price of either 100 percent of the fair market value of the underlying shares of common stock ('Market Priced Options') or more than 100% of such fair market value ('Premium Priced Options'). Of the Market Priced Options, a portion may vest as of specific dates and a portion may be subject to performance vesting. At the time of the grant a 'trigger stock price' or other performance criteria upon which the vesting of performance options will be based may be established. These options will be exercisable at the earlier of the date that the market price exceeds the trigger stock price or the ninth anniversary of the grant. During fiscal year 1997, 559,000 options were granted. No restricted stock has been granted under the 1989 or the 1994 Plan. The Compensation Committee approves grants of a sufficient number and type of stock options to retain executives based on its review of surveys of long-term incentive and long-term capital accumulation plans available to similar positions at other consumer product companies of similar size.

     In addition to the qualified retirement plans, officers of the Company also participate in a non-qualified retirement plan that alleviates the impact of tax or legal restrictions imposed upon the qualified plan when total compensation is used in calculation of pension benefits.

     The Company has established a non-qualified deferred compensation plan for senior executives. This plan permits deferral of a portion of base salary and/or annual incentive awards to a later date, normally until after retirement. Interest on deferred compensation is based on 7-year U.S. Treasury Bond yields plus a margin which is intended to approximate the margin First Brands would incur if it were issuing a senior unsecured bond with a 7-year maturity. If the participant defers salary or bonus for seven (7) or more years or until death, disability or retirement, the interest on the deferred amount for the entire period will be the Treasury Bond yield, plus the margin, plus 3%.

     The Compensation Committee endorses the position that stock ownership by management provides linkage in aligning management's and shareholder's interest in enhancing shareholder value although the Committee does not set target ownership levels for executive equity holdings. During fiscal year 1995, shareholders approved an amendment to the Annual Incentive Plan which permits certain members of senior management to elect to receive all or a portion of their annual incentive award in First Brands common stock instead of cash. Those who elect stock instead of cash receive a premium of 25% in stock thereby encouraging management to increase stock ownership. The stock acquired under the Annual Incentive Plan is restricted in its transferability or sale for a period of two years from the date of issuance.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the tax deduction that corporations may take with respect to the compensation of certain executive officers, unless the compensation is 'performance based' as defined in the Code. The Committee believes that all compensation received by the executive officers is performance based and in any event the deductibility limits in the Code have not been reached. There is no loss of deduction for fiscal year 1997.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

     The Company has two types of executive compensation incentive plans, The Annual Incentive Plan and the Long Term Incentive Plans (both previously described), which reward executives based on the performance of the Company.

     The Annual Incentive Plan provides compensation based on the attainment of operating income objectives which are contained in the annual business plan. For the named executives in the Summary

Compensation Table, Company financial performance relative to a peer group of companies is also considered in order to validate incentive compensation in comparison with these companies. The annual business plan is developed by Company management and approved by the Board of Directors at the beginning of each fiscal year. The financial measures used to validate incentive awards are approved by the Compensation Committee at the beginning of each fiscal year.

     The Long Term Incentive Plans use stock price appreciation as the incentive to reward executives over the long term. Compensation gained as a result of this program has a direct relationship to the gain achieved by investors in the Company's stock.

1997 FISCAL YEAR COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Stephenson earned $440,000 in base salary during fiscal year 1997 and received an annual incentive award of $210,000 for his overall performance for the year. Mr. Stephenson's base salary was increased during the past fiscal year to reflect the additional responsibilities of becoming Chairman of the Board in addition to President and Chief Executive Officer plus a merit increase. The Compensation Committee determined that these amounts were justified when considering the company's financial performance for the fiscal year as well as Mr. Stephenson's personal performance measured against pre-determined measures including return on equity, sales growth, acquisition success, market share, operating income, earnings per share growth and overall management effectiveness. The Compensation Committee also considered Mr. Stephenson's compensation as compared to chief executive officers of the peer group of consumer products companies that the company traditionally monitors. Mr. Stephenson's total cash compensation (base salary and annual incentive) for fiscal year 1997 was 4.3% lower than the preceding fiscal year.

                                 COMPENSATION COMMITTEE

                                    Ervin R. Shames, Chairman
                                    James R. McManus
                                    Robert G. Tobin

                           SUMMARY COMPENSATION TABLE

     Furnished below is a summary of the compensation paid and/or awarded to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company for fiscal years 1995-1997.

                                                        ANNUAL COMPENSATION             LONG-TERM
              NAME AND                          ------------------------------------    COMP.(2)         ALL OTHER
         PRINCIPAL POSITION             YEAR    SALARY($)    BONUS($)    OTHER($)(1)    OPTIONS(#)   COMPENSATION($)(3)
-------------------------------------   ----    ---------    --------    -----------    ---------    ------------------

William V. Stephenson ...............   1997      440,000     210,000       --            70,000           32,058
  Chairman, President and CEO           1996      379,167     300,000       --            80,000           35,669
                                        1995      312,500     300,000       --           100,000            5,175
Thomas H. Rowland ...................   1997      241,263      90,000       11,250        40,000           13,404
  Executive Vice President, President   1996      195,030     120,000       22,500        48,000           15,724
  Home Products                         1995      184,535     120,000       --            60,000            4,251
Donald A. DeSantis ..................   1997      210,080      82,000       --            25,000           12,155
  Senior Vice President                 1996      199,530     110,000       --            32,000           13,133
  CFO and Treasurer                     1995      188,160     110,000       --            40,000            4,262
Patrick J. O'Brien ..................   1997      146,500      51,000        6,375        25,000            7,102
  Vice President,                       1996      137,600      60,000       11,250        32,000            8,076
  President, A&M Products, Inc.         1995      115,600      65,000       --            40,000            3,038
Mark E. Haglund .....................   1997      146,500      42,000       10,500        25,000            8,742
  Vice President,                       1996      137,600      60,000       15,000        32,000            9,365
  President STP Products, Inc.          1995      113,483      75,000       --            40,000            2,985

------------

(1) The amount in this column represents the premium that these individuals received by selecting First Brands stock rather than cash for a portion, or all, of their award under the Annual Incentive Plan.

(2) There were 559,000 options granted under the 1994 Performance Stock Option and Incentive Plan during 1997 fiscal year for executive officers and other employees.

(3) All Other Compensation includes the employer match under the Company's savings plan and the compensation to each individual attributable to the current dollar value of the premium payable by the Company under its executive split dollar life insurance program. The employer match under the savings plan and the life insurance compensation for all executive officers totaled $43,484 and $79,297, respectively, for fiscal year 1997. Prior to fiscal 1996, the Company-provided life insurance for the executive officers was included in the Company's group insurance program.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows the individual grants of non-qualified stock options, pursuant to the 1994 Performance Stock Option and Incentive Plan, to the executive officers of the Company named in the Summary Compensation Table for fiscal year 1997.

                                                                                                   POTENTIAL REALIZED
                                                                                                    VALUE AT ASSUMED
                                        NUMBER OF                                                ANNUAL RATES OF STOCK
                                        SECURITIES                                                 PRICE APPRECIATION
                                        UNDERLYING    % OF TOTAL                                   FOR 10 YEAR OPTION
                                         OPTIONS       OPTIONS       EXERCISE                             TERM
                                         GRANTED       GRANTED       PRICE PER     EXPIRATION    ----------------------
                NAME                      (#)(1)      IN FY 1996    SHARE($)(2)       DATE       5%($)(3)     10%($)(3)
-------------------------------------   ----------    ----------    -----------    ----------    ---------    ---------

W.V. Stephenson......................     70,000         12.5%        $ 26.00        5/05/07     1,144,500    2,900,800
T.H. Rowland.........................     40,000          7.2%          26.00        5/05/07       654,000    1,657,600
D.A. DeSantis........................     25,000          4.4%          26.00        5/05/07       408,750    1,036,000
P.J. O'Brien.........................     25,000          4.4%          26.00        5/05/07       408,750    1,036,000
M.E. Haglund.........................     25,000          4.4%          26.00        5/05/07       408,750    1,036,000

------------

(1) The exercise price of stock options is not less than the fair market value of the Company's common stock on the date of grant; such stock options vest on the earlier of the date the market price exceeds the trigger stock price determined by the Compensation Committee of the Board of Directors for a period of 10 consecutive trading days or nine years from the date of grant. The stock options granted in the fiscal year 1997 to the executive officers named above are performance-based (using a trigger stock price in excess of $34.00 per share) for all. LSAR's were granted in tandem with the stock option grants to the named executive officers in amounts equal to the number of stock options granted. LSAR's are exercisable only upon a change of control of the Company. Upon exercise, the recipient would receive, in cancellation of the underlying stock option, cash equal to the excess of the fair market value of each share of common stock subject to the LSAR over the exercise price of the underlying stock option. The Compensation Committee has discretion to adjust the terms of outstanding awards, including the exercise price of stock options, in the event of an extraordinary or unusual corporate event.

(2) The exercise price was determined by averaging the high and low market price on May 6, 1997, the day the options were granted.

(3) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's common stock over the full term of the options.

    The rates of appreciation are assumed rates established by the Securities and Exchange Commission and are not intended as a forecast of future appreciation. 5% annual appreciation results in a stock price appreciation of $16.35 per share and 10% results in a stock price appreciation of $41.44 per share. The actual gain, if any, realized by the recipient will depend upon the actual performance of the Company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table lists the shares acquired on exercise of options by the executive officers named in the Summary Compensation Table during the fiscal year 1997 and certain information as to options outstanding at the end of fiscal year 1997.

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                   SHARES                    OPTIONS AT FISCAL YEAR END          FISCAL YEAR END(1)
                                 ACQUIRED ON     VALUE      ----------------------------    ----------------------------
             NAME                 EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------   -----------    --------    -----------    -------------    -----------    -------------

W.V. Stephenson...............      --             --         196,000         150,000       $ 1,604,996       $37,496
T.H. Rowland(2)...............       5,000      $ 79,263      166,000          88,000       $ 1,368,183       $22,498
D.A. DeSantis.................      20,000      $321,688      112,000          57,000       $   979,623       $14,998
P.J. O'Brien(2)...............       2,500      $ 32,813       95,500          57,000       $   746,123       $14,998
M.E. Haglund..................      --             --          86,250          57,000       $   851,561       $14,998

------------

(1) Values have been calculated based on the closing price of the Company's common stock reported on the New York Stock Exchange Composite Tape on June 30, 1997, which was $23.00 per share.

(2) Options were exercised to acquire additional Company common stock.

RETIREMENT PLAN

     First Brands currently maintains a non-contributory defined benefit retirement plan (the 'Retirement Plan') covering 78% of all U.S. employees including those of subsidiaries. The officers listed in the foregoing Summary Compensation Table are covered by the Retirement Plan. Outside the United States, certain of First Brands' subsidiaries have retirement programs that are generally administered by trustees or insurance companies.

     Under the Retirement Plan, the monthly amount of an employee's retirement benefit upon retirement at age 65 is the greater of (a) 1.2% of average monthly compensation received during the three-year period preceding retirement, or 1.2% of average monthly compensation received during the three best calendar years in the final ten calendar years preceding retirement, if the latter average would result in a higher pension benefit, multiplied by the number of years of credited service plus $12 or (b) 1.5% of the average monthly compensation computed as in (a) above, multiplied by the number of years of credited service, less a percentage, based on service and not exceeding 50%, of the projected primary Social Security benefit or such maximum percentage as is allowed under the Internal Revenue Code. In January 1995, the Company announced a change in this formula beginning January 2000, to a defined benefit based on years of credited service and career average compensation. Effective January 1, 2000 the formula for the retirement program is changed as follows: (a) a pension benefit will be calculated for each individual as of December 31, 1999 using the present formulas and, (b) 1.5% of eligible annual earnings for each year will be added to the amount in (a) above, to determine the total benefit.

     An employee who is (i) age 62 or over with ten or more years of credited service or (ii) whose age and years of credited service add up to 85, may voluntarily retire earlier than age 65 with a retirement benefit, unreduced because of early retirement. Employees may retire as early as age 50 with 10 years of credited service but will receive an actuarially reduced pension benefit.

     The amounts contributed by First Brands to the Retirement Plan are calculated on a group basis that is actuarially determined. No specific amount is set aside by First Brands for any individual officer or employee under the Retirement Plan. The amounts shown in the following table are the estimated annual retirement benefits payable at age 65 for the respective average annual remuneration levels and years of service credit indicated. Actual benefits will not exceed limits permitted under the Internal Revenue Code and applicable regulations. Amounts shown are computed based upon straight life annuity amounts and are reduced by 1.5% of the employee's primary Social Security benefit for each year of the employee's credited service up to a maximum deduction of 50% of such Social Security benefit. Annual retirement benefits are based on average earnings.

     For federal income tax purposes the amount of benefits that can be paid from the qualified plan is restricted. First Brands maintains a nonqualified plan ('Executive Retirement Plan') the effect of which is to award retirement benefits to all employees on a uniform basis. The Executive Retirement Plan is unfunded.

     The Company also maintains a savings plan as part of its long term retirement/savings program to which it contributes to the account of each eligible employee who chooses to participate. Effective January 1995, the Company contributes 50% of the first 6% of the amount of employee basic 401(k) contributions. Any regular employee of First Brands or its subsidiaries is eligible to participate. In fiscal year 1996, the Company instituted a Profit Sharing contribution based on the Company's operating performance. Profit Sharing will be contributed in shares of First Brands common stock, allocated to separate employee 401(k) accounts based on Company service credit.

     As of June 30, 1997, the credited years of service (credited service is combined from First Brands and Union Carbide Corporation) for the individuals named in the Summary Compensation Table were as follows: William V. Stephenson, 33 years; Thomas H. Rowland, 23 years; Donald A. DeSantis, 11 years; Mark E. Haglund 24 years; and Patrick J. O'Brien, 13 years.

                                                        ESTIMATED ANNUAL RETIREMENT BENEFITS
                                                       AT AGE 65 FOR YEARS OF SERVICE CREDIT
        AVERAGE ANNUAL REMUNERATION           --------------------------------------------------------
 USED FOR CALCULATING RETIREMENT BENEFITS        25          30          35          40          45
-------------------------------------------   --------    --------    --------    --------    --------

$150,000...................................   $ 56,250    $ 67,500    $ 78,750    $ 90,000    $101,250
$200,000...................................     75,000      90,000     105,000     120,000     135,000
$250,000...................................     93,750     112,500     131,250     150,000     168,750
$300,000...................................    112,500     135,000     157,500     180,000     202,500
$350,000...................................    131,250     157,500     183,750     210,000     236,250
$400,000...................................    150,000     180,000     210,000     240,000     270,000
$450,000...................................    168,750     202,500     236,250     270,000     303,750
$500,000...................................    187,500     225,000     262,500     300,000     337,500
$550,000...................................    206,250     247,500     288,750     330,000     371,250
$600,000...................................    225,000     270,000     315,000     360,000     405,000
$700,000...................................    262,500     315,000     367,500     420,000     472,500
$800,000...................................    300,000     360,000     420,000     480,000     540,000

SEVERANCE AGREEMENTS

     The Company has also adopted an employment severance agreement with certain management employees, including all executive officers, generally providing severance benefits if the employee is terminated for reasons other than 'cause' within two years after a 'change in control.' The severance benefits include cash payments equal to two year's salary and bonus, except for William V. Stephenson, who would receive payments equal to three years salary and bonus, and certain other employee and retirement benefits. Provision for a tax gross-up payment is also included to cover excise taxes, if any, on payments paid under these agreements.

                       FIVE YEAR STOCK PERFORMANCE GRAPH

     The following table compares total shareholder returns for the Company to the Standard & Poor's 500 Stock Index ('S&P 500') and the Standard & Poor's Midcap 400 Consumer Products Index ('S&P 400 CP')(1) for the five-year period beginning June 30, 1992 through the fiscal year end of June 30, 1997 (the 'Performance Period'). Assuming $100 was invested on June 30, 1992 in the Company's common stock and in each of the foregoing indices and the reinvestment of dividends, if any, on a quarterly basis, the total return for the Company's common stock was 76% during the Performance Period as compared with a total return during the same period for the S&P 500 and S&P 400 CP of 146% and -2%, respectively. The compound annual growth rate for the Company's stock was 12% for the five-year period.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to the future stock performance.

                            FIRST BRANDS CORPORATION
                            Total Return Performance
                           TOTAL SHAREHOLDER RETURNS

                                 [GRAPH]

                                 COMPARISON SINCE JUNE 1992

                6/92       6/93       6/94       6/95       6/96       6/97       CAGR(2)
FIRST
  BRANDS         100        106        136        161        205        176        12.0%
S&P 500          100        114        115        145        183        246        19.8%
S&P 400 CP       100        87         83         91         95         98         - 0.4%

(1) The S&P Midcap 400 Consumer Products Index is comprised of the following companies: Church & Dwight, A.T. Cross, First Brands, Gibson Greetings, Lancaster Colony, National Presto, Stanhome, Perrigo and CarterWallace. First Brands has not been eliminated from this peer group for purposes of this presentation.

(2) Compound Annual Growth Rate.

                  STOCK PERFORMANCE GRAPH SINCE DECEMBER 1989

     The following table compares total shareholder returns for the Company to the Standard & Poor's 500 Stock Index ('S&P 500') and the Standard & Poor's Midcap 400 Consumer Products Index ('S&P 400 CP')(1) for the seven and a half year period beginning on December 29, 1989, the end of the first month following the Company's initial public offering ('IPO') through the fiscal year end of June 30, 1997. Assuming $100 was invested on December 29, 1989 in the Company's common stock and in each of the foregoing indices and the reinvestment of dividends, if any, on a quarterly basis, the total return for the Company's common stock was 157% as compared with a total return during the same period for the S&P 500 and S&P 400 CP of 210% and 32%, respectively. The compound annual growth rate for the Company's stock was 13.4% for the seven and a half year period.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to the future stock performance.

                            FIRST BRANDS CORPORATION
                            Total Return Performance
                           TOTAL SHAREHOLDER RETURNS

                                  [GRAPH]

                                    COMPARISON SINCE DECEMBER 1989
              12/89    6/90     6/91     6/92     6/93     6/94     6/95     6/96     6/97     CAGR(2)
FIRST
  BRANDS       100      153      150      146      158      199      235      299      257       13.4%
S&P 500        100      103      111      126      143      145      182      230      310       16.2%
S&P 400
  CP(1)        100      108      119      140      117      112      123      126      132        3.9%

(1) The S&P Midcap 400 Consumer Products Index is comprised of the following companies: Church & Dwight, A.T. Cross, First Brands, Gibson Greetings, Lancaster Colony, National Presto, Stanhome, Perrigo and Carter Wallace. First Brands has not been eliminated from this peer group for purposes of this presentation.
(2) Compound Annual Growth Rate.

                 II. RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the independent auditors to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year 1998. KPMG Peat Marwick LLP has served First Brands in the capacity of independent auditors since its incorporation in 1986.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders to answer any appropriate questions. They will have the opportunity to make a statement if they so desire.

     The Board of Directors recommends a vote FOR the appointment of KPMG Peat Marwick LLP.

               III. APPROVAL OF THE 1998 PERFORMANCE STOCK OPTION
                               AND INCENTIVE PLAN

     The Board of Directors believes that it is in the best interest of the Company and its stockholders for the holders to approve the 1998 Performance Stock Option and Incentive Plan (the '1998 Incentive Plan') for certain key employees of the Company. The 1998 Incentive Plan is intended to continue the Company's policy of encouraging ownership of the Company's common stock by employees of the Company and its subsidiaries and of providing incentive for them to put forth maximum efforts for the success of the Company.

     The Company currently has in effect its 1989 Long-Term Incentive Plan (the '1989 Incentive Plan') and its 1994 Long-Term Incentive Plan (the '1994 Incentive Plan'). All options associated with the 1989 Incentive Plan have been granted and are fully vested. Based on the number of shares authorized under the 1994 Incentive Plan and the number of awards outstanding, only 220,000 shares of common stock currently remain available for the grant of awards thereunder.

1998 INCENTIVE PLAN

     The Company has established the 1998 Incentive Plan for certain key employees of the Company. The 1998 Incentive Plan was designed to promote the interests of the Company and its stockholders by establishing a direct link between the financial interest of eligible employees and the performance of the Company and by enabling the Company to attract and retain outstanding personnel. Any employee of the Company or a subsidiary of the Company who has demonstrated significant potential to contribute to the successful performance of the Company or such subsidiary is eligible to participate in the 1998 Incentive Plan. As of the date of this Proxy Statement, the Compensation Committee has not determined which employees will be eligible for selection as participants under the 1998 Incentive Plan. The 1998 Incentive Plan will be administered by the Compensation Committee of the Board of Directors, which determines the employees to whom awards are granted, the number of shares of Common Stock covered by such awards and the terms of such awards.

     Under the 1998 Incentive Plan, awards of incentive stock options ('ISO's'), as defined in Section 422 of the Internal Revenue Code of 1986, as amended ('the Code'), non-qualified stock options ('NQSO's'), i.e., stock options that do not qualify as ISO's, performance stock units ('PSU's'), and Limited Stock Appreciation Rights ('LSAR's') may be granted to eligible employees of the Company. The 1998 Incentive Plan authorizes the issuance of up to 1,800,000 shares of incentive options thereunder. Assuming the repurchase of approximately 1,200,000 shares of the Company's stock under existing stock repurchase programs, the 1,800,000 shares would equate to approximately 4.6% of the then outstanding common stock. Of the 4,990,000 options granted under the 1989 Plan and the 1994 Plan, approximately 3,200,000 are outstanding of which approximately 2,000,000 are exercisable as of the record date.

     Stock options granted under the 1998 Incentive Plan will have a term of ten years from the date of grant. The Compensation Committee has the discretion to establish the exercise price of stock options as either (1) 100% of the fair market value of the underlying shares of Common Stock ('Market-Priced Options') or (2) more than 100% of such fair market value ('Premium-Priced Options'). It is anticipated that awards of Premium-Priced Options may be granted every three to five years as a supplement to annual grants of Market-Priced Options. The Compensation Committee may authorize the Company to provide or guarantee a loan to an employee in order to assist with the financing of the exercise of a stock option or the payment of the withholding taxes with respect to any award under the 1998 Incentive Plan. The exercise price of a stock option is payable at the time of exercise in cash, by the tender of shares of common stock or in a combination of cash and shares. As of September 2, 1997, the closing price of the common stock on the New York Stock Exchange was $25.50 per share.

     Except as described below in the case of 'Insiders,' Premium-Priced Options will vest and be exercisable on the date established by the Compensation Committee. Of the Market-Priced Options granted to an employee, a portion will vest as of specific dates established by the Compensation Committee and a portion will be subject to performance vesting. At the time of grant, the Compensation Committee will establish a 'trigger stock price' or other performance criterion upon which the vesting of such options will be based for each Market-Priced Option subject to performance vesting. These options will become exercisable the earlier of the date when the market price of the common stock equals or exceeds the trigger stock price for a period of ten consecutive trading days (or such longer period as shall be determined by the Compensation Committee) or the ninth anniversary of the grant. The vesting of stock options will be accelerated upon a change in control of the Company (as defined in the 1998 Incentive Plan), the death, disability or retirement of the grantee, or other circumstances the Compensation Committee deems appropriate. Under no circumstances, however, will stock options granted to employees who are subject to the short-swing profit rules under Section 16 of the Securities Exchange Act of 1934 ('Insiders') be exercisable until six months following the date of grant thereof.

     Unless the Compensation Committee determines otherwise, stock options will remain exercisable for sixty days following the date of termination of the grantee's employment for reasons other than death, disability or retirement, but not beyond the ten-year term of the options. In the case of death, disability or retirement of the grantee, however, stock options will remain exercisable for two years from date of such event, but not beyond the ten-year term of options.

     LSAR's may be granted in tandem with a stock option grant or at any time following the stock option grant. An LSAR will be deemed exercised automatically upon the occurrence of a change in control of the Company, or if later, six months and one-day from the date of grant of the LSAR. Upon such exercise, the grantee, in cancellation of the underlying stock options, will receive cash equal to the excess of the fair market value of the shares of common stock subject to the LSAR over the total exercise price of the related stock option.

     In the event of a change in the outstanding shares of common stock of the Company due to a stock split, stock dividend, recapitalization, reclassification, spin-off, merger, consolidation, combination or exchange of shares or other similar corporate change, or in the event of any special distribution to stockholders (other than a normal cash dividend), the Compensation Committee, in its discretion, may adjust the number and kind of shares available for awards under the 1998 Incentive Plan and the terms of outstanding awards, including in the case of outstanding stock options, the exercise price of and the number of shares of common stock subject to such stock options, and such other adjustments as the Compensation Committee shall deem to be appropriate and equitable under the circumstances.

     The Board of Directors of the Company may amend, suspend or terminate the 1998 Incentive Plan at any time, except that the approval by the Company's stockholders of an amendment will be required if the amendment increased the number of shares reserved for issuance under the 1998 Incentive Plan (other than adjustments authorized by the Compensation Committee in connection with certain significant corporate events, as described above).

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the federal income tax attributes of ISO's, NQSO's, and LSAR's granted under the 1998 Incentive Plan:

     The grant of an ISO has no tax consequences to the Company or to the grantee. In addition, the grantee recognizes no taxable income at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the underlying common stock and the exercise price of the

ISO is an item of tax preference subject to the possible application of the alternative minimum tax. If the grantee holds the shares acquired upon exercise of an ISO for at least two years from the date of the grant of the ISO and at least one year from the date of exercise, he or she will recognize taxable long-term capital gain or long-term capital loss upon a subsequent sale of the shares at a price different from the option exercise price. In either of these events, no deduction would be allowed to the Company for federal income tax purposes.

     If the grantee disposes of the shares acquired upon exercise of an ISO within either of the holding periods described above (i) the grantee will recognize taxable ordinary income in the year of such disposition in an amount equal to the fair market value of the shares on the exercise date minus the exercise price of the ISO, provided that if the disposition is a sale or exchange with an unrelated party, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the exercise price; (ii) the Company will be entitled to a deduction for such year equal to the amount of taxable ordinary income recognized by the grantee;
(iii) the grantee will recognize capital gain or loss, short-term or long-term, as the case may be, in an amount equal to the difference between (a) the amount realized by him upon such sale or exchange of the shares and (b) the option exercise price paid by him increased by the amount of ordinary income, if any, recognized by him upon such disposition.

     The grant of an NQSO has no tax consequences to the Company or to the grantee. Upon the exercise of an NQSO, however, the grantee will recognize taxable ordinary income in the amount equal to the excess of the fair market value on the date of exercise of the shares of common stock acquired over the exercise price of the NQSO, and such amount will be deductible for federal income tax purposes by the Company. The holder of such shares will, upon a subsequent disposition of the shares, recognize short-term or long-term capital gain or loss, depending on the holding period of the shares.

     The grant of an LSAR has no tax consequences to the Company or to the grantee. To the extent that an LSAR is exercised, in the amount paid to the grantee will be taxed to him or her as ordinary income, and the Company will receive a corresponding deduction at the same time.

     As of the date of this Proxy Statement, the Compensation Committee has made no grants under the 1998 Incentive Plan, and for this reason the benefits or amounts that will be received by or allocated to the following persons and groups are not now determinable: the Chief Executive Officer; the Company's four most highly compensated executive officers other than the Chief Executive Officer; all current executive officers as a group; all employees, including all current officers who are not executive officers as a group, and each nominee for election as a director.

     This summary of the 1998 Incentive Plan is qualified in its entirety by reference to the entire text of the 1998 Incentive Plan which is attached hereto as Exhibit A.

     The Board of Directors recommends a vote FOR the approval of the 1998 Incentive Plan.

                               IV. OTHER MATTERS

     The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matter in accordance with the judgment of the persons voting such proxies and will be determined by the vote of a majority of the shares voting thereon at the meeting.

                            V. STOCKHOLDER PROPOSALS

     Stockholders wishing to submit proposals for inclusion in the Board of Directors' proxy material for the Annual Meeting of Stockholders tentatively scheduled for October 23, 1998 should submit them in writing to the Secretary of the Company, First Brands Corporation, 83 Wooster Heights Road, P.O. Box 1911, Danbury, CT 06813-1911 no later than May 7, 1998.

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                                                                       EXHIBIT A

                            FIRST BRANDS CORPORATION

                1998 PERFORMANCE STOCK OPTION AND INCENTIVE PLAN

1. GENERAL PROVISIONS.

1.1. PURPOSE.

     The purpose of the 1998 Performance Stock Option and Incentive Plan (the 'Plan') of First Brands Corporation (the 'Company') is to advance the interests of the Company and its Shareholders by (i) motivating those key employees of the Company, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, to achieve long-range corporate objectives, (ii) enabling such employees to participate in the long-term growth and financial success of the Company, and (iii) attracting and retaining employees of outstanding ability.

1.2. DEFINITIONS.

     For the purposes of the Plan, the following terms shall have the following meanings:

          1.2a Award. A grant of one or more Incentive Stock Options, Non-qualified Stock Options, Limited Stock Appreciation Rights, or Performance Stock Units under this Plan.

          1.2b Base Price. Base Price shall have the meaning set forth in
     Section 4.3.

          1.2c Change in Control. Change in Control means:

             (i) a merger of the Company into or with another entity, other than a merger in which the former stockholders of the Company own immediately following the transaction more than 50% of the total combined voting power of all classes of stock of the surviving entity having voting rights or convertible into the stock having voting rights;

             (ii) the sale or other disposition of all or substantially all of the assets of the Company;

             (iii) the sale or other disposition (except by means of a registered public offering of the Common Stock of the Company on a form other than Form S-4 or any successor form) of an amount of stock comprising more than 50% of the total combined voting rights of all classes of stock having voting rights or convertible into stock having voting rights;

             (iv) the liquidation or dissolution of the Company; or

             (v) a change in the composition of the Board of Directors of the Company such that at any time a majority of the Board of Directors have been members of the Board of Directors for less than twenty-four months, and the appointment or election of such new members of the Board of Directors was not endorsed by at least three-fourths of the directors who were members of the Board of Directors at the beginning of such twenty-four month period.

          1.2d Committee. The Compensation Committee of the Board of Directors of the Company. The Committee shall be constituted so as to comply with the disinterested administration requirement under Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or any successor provision. In addition, the Committee shall be comprised solely of two or more 'outside directors' as such term is defined under Section 162(m) of the Internal Revenue Code, as promulgated by the Internal Revenue Service, or any successor provision.

          1.2e Disability. Disability means the inability of a Participant to perform the duties of his employment for a period of ninety consecutive days.

          1.2f Exchange Act. The Securities Exchange Act of 1934, as amended or any successor.

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          1.2g Fair Market Value. The average of the high and low stock prices of the Common Stock on the date on which it is to be valued under the Plan, as reported for the New York Stock Exchange Composite Transactions.

          1.2h Incentive Stock Option. An option qualifying for tax treatment as an 'incentive stock option' as such term is defined under Section 422 of the Internal Revenue Code.

          1.2i Internal Revenue Code. The Internal Revenue Code of 1986, as amended, or any successor.

          1.2j Limited Stock Appreciation Right (or LSAR). A stock appreciation right that is exercised only in the event of a Change in Control as set forth in Section 3.

          1.2k Market-Priced Option. A Stock Option with an option price equal to 100% of the Fair Market Value of the Common Stock underlying the Stock Option on the date the Stock Option is granted.

          1.2l Non-qualified Stock Option. An option that does not qualify for tax treatment as an 'incentive stock option' as such term is defined under
     Section 422 of the Internal Revenue Code.

          1.2m Participant. An employee of the Company or its Subsidiaries chosen by the Committee to participate in the Plan.

          1.2n Performance Stock Unit. An Award made pursuant to Section 4 of this Plan of the right to receive the appreciation in value of a share of Common Stock or cash of an equivalent value after set intervals contingent upon the achievement of specified performance criteria.

          1.2o Premium-Priced Option. A Stock Option with an option price greater than 100% of the Fair Market Value of the Common Stock underlying the Stock Option on the date the Stock Option is granted.

          1.2p Retirement. Retirement from the company with a full, unreduced benefit under the applicable retirement plan or at, or after, age 65 if the Participant is not covered by a company sponsored retirement plan.

          1.2q Stock Option. Either an Incentive Stock Option or a Non-qualified Stock Option.

          1.2r Subsidiary. Any corporation in which the Company possesses directly or indirectly more than 50% of the total voting rights of all classes of stock having voting rights, or convertible into stock having voting rights.

1.3. ADMINISTRATION.

     The Committee shall have discretionary authority to administer the Plan. The Committee is authorized, subject to the provisions of the Plan, to authorize Awards to Participants, determine the terms and conditions of such Awards, establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations in connection with the Plan as it deems necessary and advisable. All decisions and acts of the Committee shall be final and binding upon all Participants and on their legal representatives and beneficiaries.

     The Committee may delegate to one or more of its members or to one or more agents who may be employees of the Company such authority as it may deem advisable, and the Committee or any person to whom it has delegated authority as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Notwithstanding the foregoing, the Committee must approve in advance all Awards to Participants who are subject to the short-swing profit rules of Section 16 of the Exchange Act. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons.

1.4. ELIGIBILITY.

     Any employee of the Company or a Subsidiary who has demonstrated significant potential to contribute to the successful performance of the Company or such Subsidiary, as determined by the

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Committee, shall be eligible to participate in the Plan. Directors who are not employees of the Company or a Subsidiary shall not be eligible to receive Awards under the Plan.

1.5. EFFECTIVE DATE AND PLAN TERM.

     The Plan shall be effective January 1, 1998, subject to the approval of the Plan by the Company's shareholders. Unless sooner terminated pursuant to Section 1.15, the Plan shall remain in effect until December 31, 2007.

1.6. TYPES OF AWARDS.

     Awards under the Plan may be granted in any one or a combination of Non-Qualified Stock Options, Incentive Stock Options, Limited Stock Appreciation Rights, or Performance Stock Units as defined below in Sections 2, 3, and 4. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-qualified Stock Options. It is the intent of the Company that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Internal Revenue Code and the other appropriate provisions thereof and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

1.7. STOCK SUBJECT TO THE PLAN.

     There shall be reserved for issuance under the Plan a total of 1,800,000 shares of Common Stock of the Company, subject to adjustments pursuant to
Section 1.8. These shares of Common Stock may be authorized but unissued shares or shares previously issued and reacquired by the Company.

     In the event that any Stock Option or Performance Stock Unit under the Plan expires or is terminated unexercised, then the shares covered by such option shall again be available for issuance under the Plan.

1.8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     In the event of any change in the outstanding shares of the Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, spin-off, merger, consolidation, combination or exchange of shares, or other similar corporate change, or in the event of any special distribution to stockholders (other than a normal cash dividend), then the Committee will make such adjustment or substitution in the kind and number of shares and prices per share applicable to Awards outstanding and in the number of shares which are available thereafter for awards, both under the Plan as a whole and with respect to individuals, as the Committee determines to be equitable and appropriate.

1.9. TRANSFERABILITY OF AWARDS.

     No Incentive Stock Option and no Performance Stock Unit shall be subject to any lien, obligation or liability of a Participant or be assignable or transferable by a Participant, except by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Committee. During a Participant's lifetime, Incentive Stock Options granted under Plan shall be exercisable only by such Participant or his guardian or legal representative.

     The Committee may, in its discretion, authorize all or a portion of the Non-qualified Stock Options to be granted to a Participant to be on terms which permit transfer by such Participant to:

          (i) the spouse, children or grandchildren of the Participant (the 'Immediate Family Members');

          (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or

          (iii) a partnership in which such Immediate Family Members are the only partners, provided that the stock option agreement pursuant to which such Non-qualified Stock Options are granted

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
     must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and subsequent transfers of transferred Non-qualified Stock Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Non-qualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 2.6 hereof the term 'Participant' shall be deemed to refer to the transferee. The events of termination of employment of Sections 2.7 and 2.10 hereof shall continue to be applied with respect to the Participant, following which the Non-qualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 2.7 and 2.10.

1.10. BENEFICIARIES.

     A Participant may, with the consent of the Committee, designate a beneficiary or beneficiaries to receive, in the event of the Participant's death, any Awards to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary and any rights with respect to such Awards may be transferred to the person or entity (including a trust) entitled thereto by bequest of, or inheritance from, the holder of such Award.

1.11. TAX WITHHOLDING.

     1.11a Payment. The Company shall notify a participant of any income tax withholding requirements arising at any time in connection with any Award granted under the Plan. The Company shall have the right to require a Participant to pay such withholding taxes in either of the following two ways:

          (i) Cash. Such payment may be made in cash, through withholding from the Participant's salary or otherwise; or

          (ii) Common Stock. At the election of the Participant, subject to the approval of the Committee, such payment may be made in whole or in part, in shares of Common Stock.

     1.11b Payment in Shares of Common Stock. Payment of withholding taxes in shares of Common Stock may be made in any of the following three ways, at the election of the Participant, subject to approval of the Committee and compliance with such limitations, conditions and restrictions as the Committee may impose, or by a combination of any of such ways:

          (i) Surrender of Option Shares. A Participant may have shares of Common Stock withheld from shares otherwise issuable to him in connection with the exercise of a Stock Option;

          (ii) Previously Acquired Shares. A Participant may deliver previously acquired shares of Common Stock, acquired by him at least six months previously, to the Company prior to transfer to such Participant of shares issuable or deliverable to him in connection with an Award made under the Plan; or

          (iii) Tender Back of Shares. A Participant may tender shares of Common Stock back to the Company from shares issued to or vested in such Participant in connection with an Award made under the Plan. Shares so withheld, delivered or tendered back shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.

1.12. FINANCING.

     The Committee, in its discretion, may provide a Participant with a loan or a guarantee of a loan in order to assist the Participant in financing the exercise of a Stock Option or the payment of applicable income taxes incurred by reason of the exercise of Stock Options the grant of Performance Stock Units or the receipt of shares of Common Stock due to an Award of Performance Stock Units.

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
1.13. NO RIGHT TO EMPLOYMENT.

     No employee of the Company or any Subsidiary shall have any right or claim to be granted any Award under this Plan, and the grant of any Award to a Participant shall not give such Participant any right to continued employment.

1.14. CONFIRMING AGREEMENTS.

     All Awards granted under the Plan shall be confirmed by the execution by the Participant and the Company of an agreement setting forth the terms and conditions of such Award, as determined by the Committee.

1.15. AMENDMENT AND TERMINATION.

     The Board of Directors of the Company may, insofar as permitted by law, amend, suspend, or terminate, the Plan at any time, provided that no amendment may be made without the approval of the stockholders of the Company if such approval (i) increases the aggregate number of shares reserved for issuance under the Plan (except as provided in Section 1.8) or (ii) is required to maintain the performance-based compensation exception under Section 162(m) of the Internal Revenue Code for Awards granted under the Plan.

1.16. REGISTRATION OF SHARES SUBJECT TO THE PLAN.

     The Company shall register the shares reserved for issuance subject to the Plan on a Form S-8 or any successor form and shall maintain the effectiveness of such registration unless the Committee determines that maintaining such effectiveness would be impracticable or materially adverse to the interests of the Company.

1.17. AWARDS IN FOREIGN COUNTRIES.

     The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or a Subsidiary may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

1.18. BENEFIT PLANS AND OTHER STOCK PLANS.

     Awards under the Plan are discretionary, are not part of regular salary and may not be used in determining the amount of compensation for any purpose under the benefit plans of the Company or its Subsidiaries, except as the Committee may otherwise expressly provide.

     The adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Company, a Subsidiary, or any predecessors or successors thereto.

1.19. GOVERNING LAW.

     The Plan shall be construed and its provisions enforced and administered in accordance with the General Corporation Law of the State of Delaware and applicable federal securities laws and regulations.

2. STOCK OPTIONS.

2.1. GRANTS OF STOCK OPTIONS.

     Subject to the provisions of the Plan, the Committee shall have the sole authority to determine the Participants to whom Stock Options shall be granted, the number of shares to be covered by each Stock Option, and the conditions and limitations applicable thereto. The Committee shall have the discretion to grant Incentive Stock Options or Non-qualified Stock Options.

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2.2. LIMITATION ON GRANTS OF STOCK OPTIONS TO INDIVIDUAL PARTICIPANTS.

     No more than 200,000 shares may be granted to an individual Participant in the form of Stock Options in any calendar year, subject to adjustments pursuant to Section 1.8.

2.3. OPTION PRICE.

     The option price of shares of Common Stock covered by a particular Stock Option shall be determined by the Committee at the time the Stock Option is granted. Such option price shall be equal to, or greater, than 100% of the Fair Market Value of the Common Stock underlying the Stock Option on the date the Stock Option is granted. Incentive Stock Options granted to an employee owning stock possessing more than 10 percent of the total combined voting power of all of the classes of stock of the Company shall have exercise prices no less than 110% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted. Such price shall be subject to adjustment as provided in
Section 1.8.

2.4. TERM OF STOCK OPTIONS.

     The term of each Stock Option granted under the Plan shall be not more than ten years from the date of grant. Incentive Stock Options granted to an employee owning stock possessing more than 10 percent of the total combined voting power of all of the classes of stock of the company shall have terms no longer than 5 years from the date of grant of the Stock Option.

2.5. VESTING.

     2.5a General. Stock Options shall vest and become exerciseable in accordance with this Section 2.5a. The Stock Options will vest as follows:

          (i) All Stock Options. If so required under rule 16b-3 under the Exchange Act as in effect during the term of the Plan, no Stock Option granted to a Participant who is subject to the short-swing profit rules of
     Section 16 of the Exchange Act shall become exercisable until six months following the date on which it is granted.

          (ii) Premium-Priced Options. The Committee in its sole discretion, subject to the above limitation, shall determine the vesting schedule for Premium-Priced Options.

          (iii) Market-Priced Options. A portion of the Market-Priced Options granted to a Participant may be subject to performance-based vesting (as described in Section 2.5b below) and the remainder may be subject to time-based vesting (as described in Section 2.5c below), subject to the above limitation.

     2.5b Performance-Based Vesting. Stock Options subject to performance-based vesting will vest upon the earlier of the (i) achievement of specified performance criteria or (ii) the ninth anniversary of the date of grant of such Stock Options. The Committee, in its sole discretion, shall establish the performance criteria upon which the vesting of such options will be based. If the Committee does not set other performance criteria, it shall establish a 'Trigger Price' for the Common Stock as the performance criterion. If the Fair Market Value of the Common Stock exceeds the Trigger Price for a period of ten consecutive trading days, or such longer period as the Committee determines, the performance criterion shall have been achieved (and the Stock Options will vest).

     2.5c Time-Based Vesting. With respect to Stock Options subject to time-based vesting, the Committee, in its sole discretion, shall determine a schedule of one or more dates as of which all, or a specified portion, of such stock options shall vest.

2.6. EXERCISE OF OPTIONS.

     Subject to the vesting provisions set forth in the applicable stock option agreement, a Stock Option granted under the Plan may be exercised by the Participant in whole or, from time to time, in part. The option price of each share as to which a stock option is exercised shall be paid in full at the time of exercise. Such payment shall be made, at the discretion of the Participant, in cash, by the tender of

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
shares of Common Stock acquired at least six months previously, or in a combination of cash and such shares of Common Stock. Any shares of Common Stock that are so tendered by a Participant shall be valued at their Fair Market Value on the date of exercise.

2.7. DEATH, DISABILITY AND RETIREMENT.

     2.7a Vesting. All Stock Options granted to a Participant shall become immediately exercisable upon Death, Disability or Retirement of such Participant provided, however, that, if so required under Rule 16b-3 under the Exchange Act as in effect during the term of the Plan, in no event other than Death or Disability shall Stock Options granted to a Participant who is subject to the short-swing profit rules of Section 16 of the Exchange Act become exercisable prior to six months following the date of grant.

     2.7b Exercise. Stock Options granted to a Participant shall remain exercisable for a period of two years from the Death, Disability or Retirement of such Participant, but shall not remain exercisable beyond the original option term.

2.8. CHANGE IN CONTROL.

     All Stock Options granted under the Plan shall become immediately exercisable upon the occurrence of a Change in Control.

2.9. COMMITTEE DISCRETION TO ACCELERATE VESTING.

     The Committee shall have the discretion to accelerate the vesting dates applicable to any Stock Options granted to a Participant under the Plan under any circumstances it may deem appropriate. Any such acceleration shall have no effect on the vesting dates applicable to other Stock Options, if any, granted to that Participant or to Stock Options granted to other Participants.

2.10. TERMINATION OF EMPLOYMENT.

     Upon termination of employment of a Participant for any reason other than Death, Disability, or Retirement, Stock Options held by such Participant may be exercised for a period ending on the earlier of: (i) the expiration of the original option term, or (ii) sixty days following the date of termination of employment. Thereafter, all such Stock Options shall terminate and shall no longer be exercisable, provided however, that the Committee, in its discretion, may notify a Participant that any or all Stock Options granted to him shall remain exercisable for a particular period or time following such Participant's termination of employment.

3. LIMITED STOCK APPRECIATION RIGHTS.

3.1. GRANTS OF LIMITED STOCK APPRECIATION RIGHTS.

     Limited Stock Appreciation Rights ('LSARs') may be granted to a Participant in tandem with Stock Options granted to such Participant or at any time following the date of grant of Stock Options to such Participant. LSARs that are granted to a particular Participant shall relate to specifically identified Stock Options granted to such Participant either in tandem with such LSARs or at an earlier time.

3.2. EXERCISE.

     Upon the occurrence of a Change in Control of the Company, all LSARs that have been granted under the Plan shall immediately, and without any action or discretion on the part of the Participant, be exercised, provided, however, that, if so required under Rule 16b-3 under the Exchange Act as in effect during the term of the Plan, LSARs granted to Participants who are subject to the short-swing profit rules of Section 16 of the Exchange Act shall be exercised on the later of: (i) the occurrence of a Change in Control; or (ii) six months and one day following the date of grant. Upon the exercise of an LSAR, the Stock Option to which such LSAR relates shall terminate and shall no longer be exercisable.

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3.3. VALUE AND PAYMENT.

     The exercise of an LSAR shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value on the date of such exercise of a share of the Common Stock of the Company and the option price of the Stock Options to which such LSAR relates, provided, however, that for the purpose of this Section 3.3, Fair Market Value shall mean the price per share paid in the transaction resulting in the Change in Control. Such amount shall be paid by the Company to the Participant in cash on or within five days following the date of the exercise of the LSAR.

4. PERFORMANCE STOCK UNITS.

4.1. GRANTS OF PERFORMANCE STOCK UNITS.

     Subject to the provisions of the Plan, the Committee shall have the sole authority to determine the Participants to whom Performance Stock Units shall be granted, the number of shares to be covered by each Performance Stock Unit, and the conditions and limitations applicable thereto. It is the intention of the Committee to limit the grant of Performance Stock Units to key employees located in countries where grants of Options cannot be made.

4.2. LIMITATION ON GRANTS OF PERFORMANCE STOCK UNITS TO INDIVIDUAL PARTICIPANTS.

     No more than 150,000 shares may be granted to an individual Participant in the form of Performance Stock Units in any calendar year, subject to adjustments pursuant to Section 1.8.

4.3. PERFORMANCE STOCK UNIT BASE PRICE.

     The base price of shares of Common Stock covered by a particular Performance Stock Unit (the 'Base Price') shall be determined by the Committee at the time the Performance Stock Unit is granted. Such Base Price shall be equal to, or greater, than 100% of the Fair Market Value of the Common Stock underlying the Performance Stock Unit on the date the Performance Stock Unit is granted. Such Base Price shall be subject to adjustment as provided in Section 1.8.

4.4. TERM OF PERFORMANCE STOCK UNITS.

     The term of each Performance Stock Unit granted under the Plan shall be not more than seven (7) years from the date of grant.

4.5. VESTING.

     4.5a General. Performance Stock Units shall vest and become exerciseable in accordance with this Section 4.5a. The Performance Stock Units will vest as follows:

          (i) All Performance Stock Units. If so required under Rule 16b-3 under the Exchange Act as in effect during the term of the Plan, no Performance Stock Unit granted to a Participant who is subject to the short-swing profit rules of Section 16 of the Exchange Act shall become exercisable until six months following the date on which it is granted.

          (ii) Time-Based Vesting Requirement. The Committee, in its sole discretion, shall determine a schedule of one or more dates as of which all, or a specified portion, of such Performance Stock Units shall vest. Unless the Committee determines otherwise, the Performance Stock Units shall vest 20% per year beginning on the third anniversary of the grant.

          (iii) Performance Requirement. The Committee, in its sole discretion, shall determine whether the vesting of an Award of Performance Stock Units shall also be contingent on the achievement of specified performance criteria. The Committee, in its sole discretion, shall establish the performance criteria upon which the vesting of such Performance Stock Units will be based. If the Committee does not set other performance criteria, it shall establish a 'Trigger Price' for the Common Stock as the performance criterion. If the Fair Market Value of the Common Stock exceeds the Trigger Price for a period of ten consecutive trading days, or such longer period as the

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     Committee determines, the performance criterion shall have been achieved.
     If the performance criteria are not achieved, the vesting of the Performance Stock Units shall be deferred until the seventh anniversary of the grant or the Performance Stock Units shall be forfeited, as set forth in the Performance Stock Unit agreement at the discretion of the Committee.

4.6. EXERCISE OF PERFORMANCE STOCK UNITS.

     4.6a Exercise. Performance Stock Units will be exercised automatically upon vesting. The number of Performance Stock Units vested shall be determined based on the degree to which the time-based and performance requirements have been met.

     4.6b Payment. Share certificates or, at the discretion of the Committee, cash of an equivalent value, shall be delivered to the Participant in a number equal to the product of (i) the number of Performance Stock Units vested and
(ii) the difference between (x) the Fair Market Value of the Common Stock on the date of vesting and the Performance Stock Unit's Base Price (per share).

     4.6c Deferral. A Participant may elect to defer receipt of payment to a later date, subject to terms and conditions that the Committee may impose. The Committee may provide for the payment of interest on the deferred amounts in its sole discretion.

4.7. DEATH, DISABILITY AND RETIREMENT.

     All Performance Stock Units granted to a Participant shall become immediately vested upon Death, Disability or Retirement of such Participant provided, however, that, if so required under Rule 16b-3 under the Exchange Act as in effect during the term of the Plan, in no event other than Death or Disability shall Performance Stock Units granted to a Participant who is subject to the short-swing profit rules of Section 16 of the Exchange Act become exercisable prior to six months following the date of grant.

4.8. CHANGE IN CONTROL.

     All Performance Stock Units granted under the Plan shall become immediately vested upon the occurrence of a Change in Control.

4.9. COMMITTEE DISCRETION TO ACCELERATE VESTING.

     The Committee shall have the discretion to accelerate the vesting dates applicable to any Performance Stock Units granted to a Participant under the Plan under any circumstances it may deem appropriate. Any such acceleration shall have no effect on the vesting dates applicable to other Performance Stock Units, if any, granted to that Participant or to Performance Stock Units granted to other Participants.

4.10. TERMINATION OF EMPLOYMENT.

     Upon termination of employment of a Participant for any reason other than Death, Disability, or Retirement, unvested Performance Stock Units held by such Participant shall be forfeited and any deferred amounts shall be paid within sixty days.

                                     [Logo]

ANNEX 1

PROXY

                            FIRST BRANDS CORPORATION
                            83 WOOSTER HEIGHTS ROAD
                             DANBURY, CT 06813-1911

[LOGO]

           ANNUAL MEETING OF STOCKHOLDERS -- FRIDAY, OCTOBER 24, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints WILLIAM V. STEPHENSON and JOSEPH B. FUREY, and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Danbury Hilton Hotel, 18 Old Ridgebury Road, Danbury, Connecticut on Friday, October 24, 1997 at 10:00 a.m., local time and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side hereof.

     THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH BELOW, FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1998, AND FOR THE RATIFICATION OF A NEW PERFORMANCE STOCK OPTION AND INCENTIVE PLAN AND AT THE DISCRETION OF THE PROXY UPON SUCH OTHER BUSINESS, IF ANY, AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE MARK BOXES [*] OR [x] IN BLUE OR BLACK INK.

1. ELECTION OF DIRECTORS                FOR all nominees listed below (except as   WITHHOLD AUTHORITY to vote for all
                                        indicated to the contrary below) [ ]       nominees listed below [ ]

                                        J.R. Maher, J.C. Ferries, W.V.
                                        Stephenson, R.G. Tobin

                                  (Continued and to be signed on the other side)

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. Proposal to ratify the selection of KPMG Peat        3. Proposal to ratify a new performance stock
Marwick as independent auditors for the fiscal           option and incentive plan.
year 1998.
       FOR   AGAINST   ABSTAIN                                    FOR   AGAINST   ABSTAIN
       [ ]     [ ]       [ ]                                      [ ]     [ ]       [ ]

  If no direction is made, this proxy will be voted for Proposals 1, 2, and 3.
                                                Please sign exactly as name
                                                appears below. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                Dated:...................., 1997

                                                ................................
                                                           Signature

                                                ................................
                                                    Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.